Exhibit 5.1

March 17, 2020

Matter No.: 352773

Doc. Ref.: Legal – 16815358.3

Tel: 441 299 4918

Email: charles.collis@conyers.com

Athene Holding Ltd

Chesney House

96 Pitts Bay Road

Pembroke, HM08

Bermuda

Dear Sirs

Athene Holding Ltd (the “Company”)

We have acted as special Bermuda legal counsel to the Company in connection with an offering to be made pursuant to the Company’s Registration Statement on Form S-3 filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 16, 2020 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) under the U.S. Securities Act of 1933, as amended, (the “Securities Act”), relating to the sale by the selling securityholders identified therein (the “Selling Securityholders”) of an aggregate of 8,688,754 Class A common shares, par value US$0.001 each (the “Shares”) and 8,378,083 warrants (the “Warrants”) to acquire Class A common Shares (“Warrant Shares” and together with the Shares and Warrants, the “Securities”).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and the bye laws of the Company (together, the “Constitutional Documents”), each certified by the Assistant Secretary of the Company on March 2, 2020, minutes of a meetings of its directors held on December 3, 2019, as certified by the Assistant Secretary of the Company on March 2, 2020 (the “Resolutions”), the notice to the public issued by the Bermuda Monetary Authority dated 1 June 2005 (the “Consent”), and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below. For the purposes of our opinion paragraph 2, we have reviewed and relied solely upon a copy of the register of Class A shareholders of the Company as at February 27, 2020, as certified by the Assistant Secretary of the Company on March 2, 2020.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft form, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, (e) that the Company will issue the Securities in furtherance of its objects as set out in its memorandum of association, (f) that the Constitutional Documents will not be amended in any manner that would affect the opinions expressed herein, (g) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (h) that the Company will have sufficient authorised capital to effect the issue of any of the Warrant Shares at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any Warrants, (i) that the Company’s Shares and Warrant Shares will be listed on an appointed stock exchange, as defined in the Companies Act 1981 as amended, (j) that upon the issuance of the Warrant Shares, the Bermuda Monetary Authority will not have revoked or amended its Consent, (k) that the form and terms of any and all Securities or other securities (or other obligations, rights, currencies, commodities or other subject matter) comprising the same or subject thereto (in the case of the Warrants), and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the Constitutional Documents nor any applicable law, regulation, order or decree in Bermuda, (l) that all necessary corporate action will be taken to authorise and approve any issuance of Securities, the terms of offering thereof and related matters, and that the applicable definitive purchase, underwriting or similar agreement will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto, (m) that the form of Warrant Agreement filed as Exhibit 4.2 to the Registration Statement will be duly approved, executed and delivered by or on behalf of the Company, (m) that the Warrant Agreement will be valid and binding in accordance with its terms pursuant to its governing law, (o) that the issuance and sale of and payment for the Securities will be in accordance with the applicable definitive purchase, underwriting or similar agreement duly approved by the Board and the Registration Statement (including the prospectus set forth therein and any applicable supplement thereto), and (p) that, upon the issue of any Warrant Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof.

The obligations of the Company in connection with any Security and any indenture or other agreement or document relating thereto (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions, (b) will be subject to statutory limitation of the time within which proceedings may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available, (d) may not be given effect to by a Bermuda court if and to the extent they constitute the payment of an amount which is in the nature of a penalty, and (e) may not be given effect by a Bermuda court to the extent that they are to be performed in a jurisdiction outside Bermuda and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the offering of the Securities by the Selling Securityholders and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.

The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.

The Shares are validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

3.	Upon the due issuance of the Warrant Shares, and payment of the consideration therefor, such Warrant Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed on the date hereof, which Current Report on Form 8-K will be incorporated by reference into the Registration Statement and to all references to our firm in the Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of section 11 of the Securities Act or that we are in the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ Conyers Dill & Pearman Limited

Conyers Dill & Pearman Limited

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